UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2020

LEISURE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38306	82-2755287
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 West 57th Street, Suite 2223

New York, New York 10107

(Address of principal executive offices) (Zip Code)

(646) 565-6940

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LACQ	The Nasdaq Stock Market LLC
Warrants to purchase one share of Common Stock	LACQW	The Nasdaq Stock Market LLC
Units, each consisting of one share of Common Stock and one-half of one Warrant	LACQU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Investment Management Trust Agreement

On June 26, 2020, the stockholders of Leisure Acquisition Corp. (the “Company”) approved an amendment (the “IMTA Amendment”) to the Company’s investment management trust agreement, dated December 1, 2017 and as amended on December 5, 2019 and March 26, 2020, by and between the Company and the Continental Stock Transfer & Trust Company, to extend the date on which to commence liquidating the trust account (“Trust Account”) established in connection with the Company’s initial public offering in the event the Company has not consummated a business combination from June 30, 2020 to December 1, 2020 (the “Extended Date”). On June 29, 2020, the Company entered into the IMTA Amendment.

The foregoing is only a summary of the IMTA Amendment and does not purport to be complete and is qualified in its entirety by reference to the full text of the respective underlying agreement. A copy of the IMTA Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Amendment to Expense Advancement Agreement

On June 29, 2020, the Company entered into an amendment (the “Expense Advancement Amendment”) to its expense advancement agreement, dated December 1, 2017 (the “Expense Advancement Agreement”), by and between the Company and Hydra Management, LLC (“Hydra”), MLCP GLL Funding LLC (“MLCP”) and HG Vora Special Opportunities Master Fund, Ltd. (“HG Vora” and together with Hydra and MLCP, the “Funding Parties”) to increase the total amount of advances available to the Company under the agreement to $1,125,000 from $1,000,000. As previously disclosed, the Company issued promissory notes in an aggregate amount of $1,000,000 to the Funding Parties on January 15, 2020 pursuant to the Expense Advancement Agreement which were subsequently converted in accordance with the terms thereunder into warrants to purchase shares of the Company’s common stock.

The foregoing is only a summary of the Expense Advancement Amendment and does not purport to be complete and is qualified in its entirety by reference to the full text of the respective underlying agreement. A copy of the Expense Advancement Amendment is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

As a result of the redemptions described below in Item 5.07 of this Current Report on Form 8-K, the Company had 6,262,283 shares outstanding as of June 29, 2020. Due to the decrease in the number of shares outstanding, the beneficial ownership percentage of HG Vora Capital Management, LLC, increased to approximately 55% from approximately 49%.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

On June 26, 2020, the stockholders of the Company approved an amendment (the “Charter Amendment”) to the Company’s Second Amended and Restated Certificate of Incorporation, as amended on December 5, 2019 and March 26, 2020, to extend the date by which the Company must consummate a business combination from June 30, 2020 to the Extended Date. On June 29, 2020, the Company filed the Charter Amendment with the Secretary of State of the State of Delaware.

A copy of the Charter Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 26, 2020, the Company held a special meeting of stockholders (the “Special Meeting”). Set forth below are the final voting results for each of the proposals.

Proposal No. 1 – Extension Amendment

A proposal to amend the Company’s Second Amended and Restated Certificate of Incorporation, as amended on December 5, 2019 and March 26, 2020, to extend the date by which the Company must consummate a business combination from June 30, 2020 to the Extended Date:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
5,851,324	562	0	0

Proposal No. 2 – Trust Amendment

A proposal to amend the Company’s investment management trust agreement, dated December 1, 2017 and as amended on December 5, 2019 and March 26, 2020, by and between the Company and the Continental Stock Transfer & Trust Company, to extend the date on which to commence liquidating the Trust Account established in connection with the Company’s initial public offering in the event the Company has not consummated a business combination from June 30, 2020 to the Extended Date:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
5,851,324	562	0	0

In connection with the Extension Amendment, holders of 776,290 shares of the Company’s common stock redeemed their shares for cash, for an aggregate redemption amount of approximately $8.1 million. As a result, approximately $13.2 million will remain in the Trust Account after payment of redemptions.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Amendment dated June 29, 2020 to the Second Amended and Restated Certificate of Incorporation, as amended on December 5, 2019 and March 26, 2020
10.1	Amendment dated June 29, 2020 to the Investment Management Trust Agreement, dated December 1, 2017 and as amended on December 5, 2019 and March 26, 2020, by and between the Company and the Continental Stock Transfer & Trust Company
10.2	Amendment dated June 29, 2020 to the Expense Advancement Agreement, dated December 1, 2017, by and between the Company and Hydra Management, LLC, MLCP GLL Funding LLC and HG Vora Special Opportunities Master Fund, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEISURE ACQUISITION CORP.

Date: June 30, 2020	By:	/s/ Daniel B. Silvers
	Name:	Daniel B. Silvers
	Title:	Chief Executive Officer and Director

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